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                          CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-01131, 333-26451, 333-66339) and Form S-3
(No. 333-15827) of Aegis Communications Group, Inc., of our reports dated March 28, 2000, relating to the financial statements and the financial statement schedule which appear in this Form 10-K.

                                       PricewaterhouseCoopers LLP


Dallas, Texas
March 28, 2000